                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/x/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               M.H. Rhodes, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               M. H. RHODES, INC.

                    99 Thompson Road, Avon, Connecticut 06001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          To the Stockholders:

          The Annual Meeting of the Stockholders of M. H. Rhodes, Inc. will be held at the offices of the Company, 99 Thompson Road, Avon, Connecticut 06001 on Friday, June 28, 1996 at 10:00 A.M. local time, for the following purposes:

                    1.  To elect a Board of Directors for the ensuing year.

                    2. To approve the selection of Riggs Mahoney & Sabol as independent auditors to examine the Company's accounts for the year ending December 31, 1996.

                    3. To transact such other business as may properly come before the meeting.

          Only stockholders of record at the close of business on May 17, 1996 will be entitled to vote at the meeting. Stockholders who do not expect to attend the meeting in person are urged to fill out, sign and mail promptly, the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                                            By Order of the Board of Directors

                                            Sharon L. Vanasse
                                            Corporate Secretary

         May 31, 1996

                                 PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the annual meeting of the stockholders on June 28, 1996 or any adjournment thereof, and was first sent to stockholders on or about May 31, 1996. Solicitation expenses will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and ESOP committee members of the Company without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements also may be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation material to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. The total estimated amount to be spent is $4,500.00 and the amount spent to date is $4,000.00. All proxies delivered pursuant to this solicitation are revocable at any time by giving written notice to the Company or by voting in person at the meeting.

                                VOTING PROCEDURES

     A plurality of the votes cast at such meeting at which a quorum is present is required for the election of a director. Votes will be counted manually. Abstentions and no votes will not be counted. If no instructions are given, shares will be voted for the election of directors.

                                VOTING SECURITIES

     Only stockholders at the close of business on May 17, 1996 (the "Record Date") are eligible to vote at the meeting. On the Record Date there were outstanding and entitled to vote 202,599 shares of common stock, each entitled to one vote. Treasury shares are excluded from this total.

                              ELECTION OF DIRECTORS

     At the meeting four directors are to be elected, each to serve for a term of one year or until his successor is elected. Although the Company's By-laws provide for up to nine directors, there are only four members of the Board of Directors presently. The four nominees, for whom information is provided below are the current members of the Board of Directors. The whole Board constitutes the Nominating Committee and recommends the following slate of directors for re-election.

                         Year First
     Name          Age     Elected             Business Experience
     ----          ---     -------             -------------------
A. J. Campanelli    60      1978     Mr. Campanelli is the Director of Bank
                                     Relations for Loan Guarantee Investment
                                     Corporation.  Previously he retired from
                                     Shawmut National Bank in December, 1992,
                                     where he had been a Senior Vice President
                                     since 1977.

E. J. Doyle         75      1985     Mr. Doyle retired from the Company in
                                     January, 1989.  He stepped down as President
                                     of the Company in January, 1987 and assumed a
                                     position as one of the Company's Vice
                                     Presidents as an Account Executive until his
                                     retirement.  He had served as President of
                                     the Company since September, 1985.
                                     Previously he had been Vice President of the
                                     Company since May, 1953.

H. T. LeMay         79      1993     Mr. LeMay retired as the Vice President
                                     of Industrial Relations and Personnel of
                                     the Chandler Evans Division of Colt
                                     Industries in 1984, a post which he had
                                     held since 1962.  The Chandler Evans
                                     Division of Colt Industries manufactures
                                     fuel control devices.

J. L. Morelli       65      1989     Mr. Morelli was appointed President and
                                     Chairman of the Board in April, 1989.
                                     Previously, since November, 1988, he had been
                                     Acting General Manager, and prior to this, he
                                     had been Vice President of Operations since
                                     January, 1987.  From 1985 to 1987, he was
                                     Vice President of Operations with Rapid Power
                                     Technologies, manufacturers of power supplies.
                                     Between 1978 and 1985, he served as Executive
                                     Vice President and Vice President of Operations
                                     for Napco, Division of Thermo-Electron,
                                     manufacturers of auto-plating equipment.

     In the absence of contrary instructions, the proxies will be voted for the nominees above named. All these nominees have consented to being nominated and named herein, and to serve as directors if elected.

     There are no standing audit, nominating or compensation committees of the Board of Directors. The Board of Directors will consider nominees recommended by security holders for the 1997 Annual Meeting if such recommendations are received in writing by the Company before February 1, 1997.

     The Board of Directors met three times in 1995. Each director attended all three meetings during the period in which he served except for Mr. LeMay who attended two.

                             INDEPENDENT ACCOUNTANTS

    Riggs Mahoney & Sabol, the Company's Certified Public Accounting firm audited the Company's financial records and prepared financial statements for the year ended December 31, 1995. Between 1993 and 1994 Whittlesey & Hadley, P.C. audited the Company's financial statements.

    The Board of Directors recommends the appointment of Riggs Mahoney & Sabol as the Company's Independent Accountants for 1996. A representative of Riggs Mahoney & Sabol will also be available at the meeting to respond to questions or make a statement if he/she desire's to do so.

     The Board of Directors of M. H. Rhodes, Inc. approved the recommendation of the Registrant's Officers to dismiss Whittlesey & Hadley, P.C., 147 Charter Oak Avenue, Hartford, Connecticut, 06106 as its independent accountants and to engage the accounting firm of Riggs Mahoney & Sabol, One State Street, Hartford, Connecticut 06103 as independent accountants for the Registrant for 1995. The engagement of Whittlesey & Hadley, P.C., 147 Charter Oak Avenue, Hartford, Connecticut, 06106 ceased as of January 31, 1996.

     Whittlesey & Hadley, P.C. served as auditors for the Registrant since 1993. During none of the years for which Whittlesey & Hadley, P.C. served as independent auditors for the Company nor for the subsequent interim period preceding the replacement of Whittlesey & Hadley, P.C., were there any disagreements between the Registrant and Whittlesey & Hadley, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that would have caused them to make reference in their report to the subject matter of the disagreement. There were no "reportable events" (within the meaning of the applicable rules and regulations of the Securities and Exchange Commission) during the two years ended December 31, 1994 or the subsequent interim period.

     Whittlesey & Hadley, P.C.'s report on the financial statements as of December 1993 and 1994 for the years then ended was unqualified.

     The registrant has requested that Whittlesey & Hadley, P.C. furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Whittlesey & Hadley, PC.'s letter to the SEC dated January 31, 1996 is filed as Exhibit 1 to the Form 8-K.

     The Registrant's Audit Committee of the Board of Directors approved the change in the accountants.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Information with respect to the beneficial ownership of the common stock of the Company as of March 27, 1996 by each person who is known by the Company to own beneficially more than 5% of the common stock, by each director of the Company and by all officers and directors as a group, is set forth in the following table.

                                                 Amount and
                        Name of                  Nature of
   Title of           Beneficial                 Beneficial       Percent of
    Class                Owner                  Ownership(1)         Class
   --------           ----------                ------------      ----------
Common Stock    M. H. Rhodes, Inc. Employee      102,924             50.80
                Stock Ownership Trust For The
                Non-Bargaining Unit Employee
                Group(2)

Common Stock    A. J. Campanelli                    -                  -

Common Stock    E. J. Doyle                        2,025               *

Common Stock    H. T. LeMay                         -                  -

Common Stock    J. L. Morelli                      6,413 (3)          3.16

Common Stock    All Officers and Directors (7)
                as a group                        27,256 (3)         13.45

(1) Record ownership unless otherwise indicated.

(2) Mailing address: 99 Thompson Road, Avon, Connecticut, 06001

(3) Includes shares allocated to ESOP accounts respectively for Mr. Morelli (6,413) and all other Officers and Directors as a group (23,731). See "COMPENSATION - Employee Stock Ownership Plan."

(*) Less than 1%

                                  COMPENSATION

Compensation - Executive Officers

     No officer of the Company was paid cash compensation in excess of $100,000 in 1995. All executive officers as a group (4 persons) received $268,951 for the year ended December 31, 1995. The information concerning Mr. Morelli's compensation is required to be disclosed because of his position as Chief Executive Officer, notwithstanding that his salary did not exceed $100,000.

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation
         Name and                            -------------------   All Other
     Principal Position          Year        Salary($)  Bonus($)   Compensation(1)
     ------------------          ----        ---------  --------   ---------------
Joseph L. Morelli                1995         $ 94,474    -0-         $ 15,446
Chairman of the Board            1994         $ 90,240    -0-         $ 14,858
and Chief Executive Officer      1993         $ 80,988    -0-         $ 10,809

(1) Includes amounts allocated under the Company's Employee Stock Ownership Plan during 1995 as a result of Company contributions and interest earned on plan assets including previously allocated shares of the Company. As of January 1, 1996 the vested interest for Mr. Morelli was 100%. See "COMPENSATION - Employee Stock Ownership Plan".

Compensation - Employee Stock Ownership Plan

    The Company has an Employee Stock Ownership Plan ("ESOP") for the benefit of its non-bargaining unit employees with a related trust("ESOT"). The ESOP has one trustee appointed by the Board of Directors. The ESOP is administered and directed by a committee of five employees appointed annually by the Board of Directors.

    Each employee becomes a participant in the ESOP on the earlier January 1 or July 1 as when such employee has both attained age 21 and completed twelve months of service in which the employee worked not less than one thousand hours.

    The ESOP is funded solely by contributions from the Company to the ESOT in such amounts and at such frequency as the Board of Directors determines. The trustee of the ESOP, upon the direction of the administrative committee of the ESOP, invests ESOT funds primarily in Company stock. The trustee, upon the direction of the administrative committee, is also authorized to borrow funds to acquire stock. Shares acquired with loan proceeds are held in an ESOT suspense account and only allocated to the various participants' accounts as Company contributions are received by the ESOT and allocated to the participant's accounts.

    Account balances that are forfeited due to the departure of employees prior to complete vesting are reallocated among the accounts of other participants. Allocations of contributions and forfeitures are made as of December 31 to participants employed on December 31 with 50% of such contributions and forfeitures being apportioned pro rata and 50% being apportioned based upon the ratio of the individual participant's compensation to total participant compensation. The trust's net income or loss is allocated to each participant in proportion to the participant's account balance.

    Stock held in the ESOT is voted by the trustee. The trustee votes shares that are allocated to participants in accordance with instructions from the participants on the basis of the number of shares allocated to their accounts. In the absence of instructions, shares are not voted. Unallocated shares are voted in the same ratio as the voting instructions given by the participants. Similar procedures govern the trustee's response in the event that there should be a tender or exchange offer for Company stock.

    Presently a participant becomes fully vested after a period of seven years. Upon expiration of 60 days following attainment of retirement age or death, employees are entitled to receive the vested portion of the assets in their accounts in payment of cash and/or Company stock over a period of ten years. Employees terminating for other reasons are not entitled to a distribution until after a one year break in service. 5,531 shares of the Company's common stock was purchased by the Company from the ESOT during 1995.

    In 1985, the ESOT purchased 96,461 shares from the estate of a former principal stockholder, M. H. Rhodes, Jr. for $2,700,908. Of the Purchase Price, $2,550,000 was provided by a loan to the ESOT from the Company. The loan matures on December 1, 2000 and interest is to be paid on the loan by the ESOT at a rate equal to that payable by the Company under a Loan Agreement, dated December 19, 1985 (the "Loan Agreement"), between the Company and Shawmut Bank (K/N/A Fleet) pursuant to which the Company borrowed from Fleet Bank the funds lent by the Company to the ESOT. The Loan Agreement provides that the loan from Fleet Bank to the Company bears interest at a rate equal to 82.5% of the Bank's prime rate, as such rate is announced from time to time. The Loan Agreement contains a number of other covenants of the Company including one which requires the Company to make additional payments to Fleet Bank if the bank is required to pay any kind of tax on the portion of the interest being paid to it by the Company that is now exempt from taxation pursuant to Internal Revenue Code Section 133. The Fleet Bank loan is secured by a mortgage on the Company's real property in Avon, Connecticut.

Director Compensation

    Company employees serving as directors received no remuneration as directors; all other directors received $400.00 for each board meeting attended.

Chief Executive Officer Compensation

     The Board of Directors uses its best faith business judgment to establish the Chief Executive Officer's compensation based on what it considers to be reasonable for a person in this capacity, industry and geographic area.

                               TOTAL MARKET RETURN

Set forth below is a line graph comparing the yearly percentage change and the five-year cumulative total stockholder return on the Company's shares against the cumulative total return of the S&P Composite -500 Stock Index. The changes from year to year are based on estimated data supplied by brokerage firms that follow the stock of the Company, as there is no generally recognized or established public trading market for the stock of the Company.

A reasonable comparison cannot be made with a comparable company as there are none.

                                    [GRAPH]

                                S&P 500                 M.H. Rhodes, Inc.
                                -------                 -----------------
12/31/90                        $100                         $100
12/31/91                         130                           80
12/31/92                         140                          100
12/31/93                         154                           80
12/31/94                         156                           80
12/31/95                         215                          100

                              STOCKHOLDER PROPOSALS

     Stockholder proposals must be received before February 1, 1997 in order to be included in the Company's 1997 proxy material.

                                  ANNUAL REPORT

     The Company's annual report to stockholders for the year ending December 31, 1995 is enclosed. On written request to Allan D. Springer, Vice President Finance, M. H. Rhodes, Inc., 99 Thompson Road, Avon, CT 06001, shareholders may receive a free copy of the Company's latest annual report submitted on Form 10-K, as filed with the Securities and Exchange Commission.

                                  OTHER MATTERS

     The Company is not aware of any other matters to be presented to the meeting but if any other matters should properly come before the meeting, the proxies will be voted by the persons named therein, in accordance with their judgment.

                                             By Order of the Board of Directors

                                             Sharon L. Vanasse
                                             Corporate Secretary

                         [M.H. RHODES, INC. LETTERHEAD]




                                  June 4, 1996



Dear Participant:

     Under the terms of the M. H. Rhodes, Inc. Employee Stock Ownership Plan for the Non-Bargaining Unit Employee Group, you have the right to instruct the Trustee as to how to vote on matters coming before the Company's Stockholders.

     I have enclosed a copy of the Proxy Statement for the M. H. Rhodes, Inc. Annual Meeting. This is the same Proxy Statement sent to all of the Stockholders of M. H. Rhodes, Inc. Please complete the enclosed Participant Instruction Form after you have reviewed the Proxy Statement and return it immediately to me. I will then vote the shares in accordance with your instructions.

                                     Very truly yours,

                                     /s/ Allan D. Springer
                                     ---------------------
                                     Allan D. Springer
                                     Trustee

                          PARTICIPANT INSTRUCTION FORM

                M. H. RHODES, INC. EMPLOYEE STOCK OWNERSHIP PLAN
                   FOR THE NON-BARGAINING UNIT EMPLOYEE GROUP

                  PARTICIPANT INSTRUCTIONS TO TRUSTEE REGARDING
                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 28, 1996

Participant's Name:___________________________________________________________

Number of Shares Participant May Instruct Trustee On:_________________________

     THE SHARES REPRESENTED BY THIS PARTICIPANT INSTRUCTION FORM WILL BE VOTED BY THE TRUSTEE AS DIRECTED BELOW. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN ITEM (2). UNLESS THE "NO" BOX IS CHECKED AT ITEM (3), THE TRUSTEE WILL VOTE THE SHARES REPRESENTED HEREBY IN THEIR DISCRETION WITH REGARD TO ANY OTHER BUSINESS WHICH MIGHT PROPERLY COME BEFORE THE MEETING.

     (1) For the election of A. J. Campanelli; E. J. Doyle; H. T. LeMay and J. L. Morelli as directors. STOCKHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE(S).

     (2) To approve the selection of Riggs Mahoney & Sabol as independent auditors to examine the Company's accounts for the year ending December 31, 1996.

               ____ Yes           ____ No         ____ Abstain

      (3) Upon such other matters as may properly come before such meeting IN ACCORDANCE WITH THE JUDGMENT OF THE TRUSTEE.

               ____ Yes           ____ No

________________________________________           ___________________________
Signature                                           Date

IMPORTANT: In signing this Participant Instruction Form, please sign your name on the signature line above in the same way it is printed on the top of the page. Please notify the Trustee of any change in address.

Please return promptly to Allan D. Springer.

If you attend the meeting and wish to change your instructions, you may do so in writing at that time.

                            M.H. RHODES, INC. PROXY
                                99 Thompson Road
                                 Avon, CT 06001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints J.L. Morelli, A.D. Springer and S.L. Vanasse as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of M.H. Rhodes, Inc. held of record by the undersigned on May 17, 1996 at the annual meeting of shareholders to be held on June 28, 1996 at the office of the Corporation, or any adjournment thereof.

               (Continued and to be signed and dated on reverse)


                            - FOLD AND DETACH HERE -

                                                             Please mark  /x/
                                                            your vote as
                                                            indicated in
                                                            this example


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL OF THE NOMINEES IN ITEM (1) AND FOR THE PROPOSAL IN ITEM (2).

1. ELECTION OF DIRECTORS

  A.J. Campanelli          E.J. Doyle         H.T. LeMay         J.L. Morelli

     FOR / /                FOR / /            FOR / /             FOR / /
   AGAINST / /            AGAINST / /        AGAINST / /          AGAINST / /

2. PROPOSAL TO APPROVE THE APPOINTMENT OF RIGGS MAHONEY & SABOL as the independent public accountants of the company.

                   FOR             AGAINST            ABSTAIN
                   / /               / /                / /

3. TO ACT ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT: In signing this proxy, please sign your name(s) on the signature line below in the same way it is printed at left. Each joint tenant should sign. When signing as Attorney, Executor, Administrator, Trustee or Guardian please give full title as such. Please notify the Company of any change in address.


________________________________________________________________________________
                                   Signature


________________________________________________________________________________
                           Signature if held jointly


Dated: _______________________, 1996

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.




                            - FOLD AND DETACH HERE -